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                                                                      EXHIBIT 99

                               KERMAN STATE BANK

                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD           ,                     , 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned holder of common stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Kerman State Bank and the
accompanying proxy statement/prospectus dated           , 2002, and revoking any
proxy previously given, hereby constitutes and appoints           and
and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Kerman State Bank, a California banking corporation ("Kerman "), standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Kerman, to be held at Kerman State Bank,
located at 306 Madera Avenue, Kerman, California 93630 on           ,
          , 2002 at   p.m. local time, or at any adjournments or postponements
of the meeting, upon the following item as described in the Notice of Special Meeting and proxy statement/prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments or postponements of the meeting.

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization and Merger dated as of February 25, 2002 among Westamerica Bancorporation, Westamerica Bank, and Kerman; the related Agreement of Merger to be entered into by and between Kerman and Westamerica Bank under which Kerman will be merged with and into Westamerica Bank; and the transactions contemplated by the Agreement and Plan of Reorganization and the Agreement of Merger. A copy of the Agreement and Plan of Reorganization is attached as Exhibit A to the accompanying proxy statement/ prospectus. A copy of the Agreement of Merger is attached as Exhibit B to the accompanying proxy statement/prospectus.

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

IN THEIR DISCRETION THE PROXY HOLDERS' ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS OR PROPOSALS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS OF THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSAL NO. 1.

                                                                                                   NO. OF
                                                                   SHAREHOLDER(S)               COMMON SHARES
                                                                   --------------               -------------

                                                        -------------------------------------  ---------------

                                                        -------------------------------------  ---------------

                                          DATE: __________________ , 2002

Please date and sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

 I/We do                or do not                expect to attend this meeting

    THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND
                     MAY BE REVOKED PRIOR TO ITS EXERCISE.